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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the use of our report dated February 10, 2000 with respect to consolidated financial statements of Scientific Games Holdings Corp. included in the Current Report on Form 8-K of Autotote Corporation dated November 20, 2000.

                                                    /s/ Ernst & Young LLP
Atlanta, Georgia
November 20, 2000